EXHIBIT 27(n)(1)

                       Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Post-Effective Amendment No. 15 under the Securities Act of 1933 and Amendment No. 2 under the Investment Company Act of 1940 to the registration statement on Form N-6 ("Registration Statement") of our reports each dated March 21, 2003 and of our report dated February 5, 2003, relating to the financial statements of Phoenix Life Variable Universal Life Account (Estate Edge(R)) and Phoenix Life Variable Universal Life Account (Phoenix Estate Strategies(SM)) and the consolidated financial statements of Phoenix Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Hartford, Connecticut
May 27, 2003